                                                                Exhibit (b)(1)


                               MILPI HOLDINGS, LLC

                               OPERATING AGREEMENT

         This Operating Agreement of MILPI Holdings, LLC (the "Company") is made as of December 13, 2000, by and among the persons identified as members on SCHEDULE A attached hereto (such persons and their respective successors in office or in interest being hereinafter referred to individually as a "Member" or collectively as the "Members").

         WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") pursuant to the Certificate of Formation of the Company dated December 12, 2000 (the "Certificate of Formation"); and

         WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities.

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.
                             ORGANIZATION AND POWERS

1.1 ORGANIZATION. The Company has been formed by the filing of its Certificate of Formation (as amended from time to time, the "Certificate" or the "Certificate of Formation") with the Delaware Secretary of State pursuant to the Act. Additions to or amendments of the Certificate of Formation shall be authorized by a majority in interest of the Members as provided in Section 10.4.

1.2 PURPOSES AND POWERS. The Company shall have authority to engage in any lawful business, trade, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act and any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company, including without limitation the following powers:

(a) to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

(b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property (including securities), or any interest therein, wherever situated;

(c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

(d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

(e) to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel and to indemnify such personnel to the extent permitted by this Agreement and the Act;

(f) to make donations irrespective of benefit to the Company for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

(g) to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets; and

(h) to be a security holder in one or more corporations, partner in one or more partnerships or a member or manager in one or more limited liability companies.

1.3 PRINCIPAL PLACE OF BUSINESS. The principal office and place of business of the Company shall initially be 88 Broad Street, Sixth Floor, Boston, Massachusetts 02110. A majority in interest of the Members may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business.

1.4 FISCAL YEAR. The fiscal year of the Company shall end on December 31 in each year.

1.5 QUALIFICATION IN OTHER JURISDICTIONS. The Members shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.


                                  ARTICLE II.
                                    MEMBERS

2.1 MEMBERS. The names and addresses of the Members, their capital commitments to the Company and their membership interests in certain allocations and distributions to be made hereunder ("Membership Interests") are set forth on SCHEDULE A hereto. SCHEDULE A hereto shall be amended from time to time to reflect any changes in the identity, capital commitments or Membership Interests of the Members.

2.2 LIABILITY OF MEMBERS. The liability of each Member to the Company shall be limited to the amounts of any unpaid Capital Contributions (as defined in Paragraph 6.2) which he or she agreed to make to the Company, except to the extent otherwise provided in the Act.

2.3 MEETINGS OF MEMBERS.

(a) Meetings of Members may be called for any proper purpose at any time by a majority of the Membership Interests. The Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given to each Member not less than seven days nor more than 60 days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney shall be deemed equivalent to notice of the meeting.

(b) Persons holding a majority in interest in the Membership Interests shall constitute a quorum for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than a quorum of the Members is present, the meeting may be adjourned by the chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

2.4 ACTION WITHOUT A MEETING. There is no requirement that the Members hold a meeting in order to take action on any matter. Any action required or permitted to be taken by the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members who hold the Membership Interests or other interest in the Company required to approve the action being taken. Such written consents shall be delivered to the principal office of the Company and unless otherwise specified shall be effective on the date when the first consent is so delivered. Prompt notice shall be given to all Members who did not consent to any action taken by written consent of Members without a meeting.

2.5 VOTING RIGHTS. Unless otherwise required by the Act or this Agreement, all actions, approvals and consents to be taken or given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of Members holding a majority of the Membership Interests.

2.6 LIMITATION OF LIABILITY OF MEMBERS. Except as otherwise provided in the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law; PROVIDED, HOWEVER, that Members are responsible for their failure to make required Capital Contributions under
Section 6.2. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members responsible for the liabilities of the Company.

2.7 NO RIGHT TO WITHDRAW. No Member shall have any right to resign or withdraw from the Company without the consent of the other Members or to receive any distribution or the repayment of its Capital Contributions except as provided in
Section 7.2 and Article IX upon dissolution and liquidation of the Company. No Member shall have any right to have the fair value of its Membership Interest in the Company appraised and paid out upon the resignation or withdrawal of such Member or any other circumstances.


                                  ARTICLE III.
                                   MANAGEMENT

3.1 GENERAL. Except as otherwise specifically provided in this Agreement, the business, property and affairs of the Company shall be managed directly by the Members. The Members shall have the full and complete right, power and authority to do on behalf of the Company all things which, in the judgment of a majority in interest of the Members, are necessary or desirable to carry out the purposes of the Company as set forth in this Agreement or as required by law. Approval by or action taken by a majority in interest of the Members in accordance with this Agreement shall constitute approval or action by the Company and shall be binding on all of the Members.

3.2 TAX MATTERS MEMBER. The Member so designated by a majority the Membership Interests from time to time shall serve as the "Tax Matters Member" of the Company for purposes of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service. The initial Tax Matters Partner of the Company shall be AFG Investment Trust A.

3.3 COMPENSATION. The Members shall not be entitled to receive a management fee. All reasonable expenses incurred with respect to the organization, operation and winding down and liquidation of the Company, including without limitation legal, accounting and licensing expenses, shall be borne by the Company. The Members shall be entitled to reimbursement from the Company for such expenses paid by them.


                                   ARTICLE IV.
                                 INDEMNIFICATION

4.1 DEFINITIONS.  For purposes of this Article IV:

(a) "expenses" means all expenses, including attorneys' fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article, and except for proceedings by or in the right of the Company or alleging that a Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

(b) "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

4.2 RIGHT TO INDEMNIFICATION. No Member shall be liable to any Member or to the Company for honest mistakes of judgment or negligence or for losses due to such mistakes or negligence or for the negligence, whether of omission or commission, dishonesty or bad faith of any employee or other agent of the Company selected with reasonable care. A Member shall be fully protected and justified with respect to any action or omission taken or suffered by it in good faith in reliance upon and in accordance with the opinion or advice as to matters of law of legal counsel, or as to the matters of accounting of accountants, in each case selected by a majority in interest of the Members with reasonable care.

4.3 AWARD OF INDEMNIFICATION. The determination of whether the Company is authorized to indemnify a Member hereunder and any award of indemnification shall be made in each instance by (a) a majority of the Members who are not parties to the proceeding in question, (b) independent legal counsel appointed by the Members, or (c) the holders of a majority of the Membership Interests of the Members who are not parties to the proceeding in question. The Company shall be obliged to pay indemnification applied for by a Member unless there is an adverse determination (as provided above) within 45 days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company in which a Member is adjudged liable to the Company, indemnification hereunder shall be provided to such Member only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, such Member is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

4.4 SUCCESSFUL DEFENSE. Notwithstanding any contrary provisions of this Article IV, if a Member has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as Member or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Member), the Member shall be indemnified by the Company against all expenses incurred by the Member in connection therewith.

4.5 ADVANCE PAYMENTS. Except as limited by law, expenses incurred by a Member in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Member in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Member is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Member to make repayment; PROVIDED, HOWEVER, that no such advance payment of expenses shall be made if it is determined pursuant to Section 4.3 on the basis of the circumstances known at the time (without further investigation) that the Member is ineligible for indemnification.

4.6 INSURANCE. The Company shall have power to purchase and maintain insurance on behalf of any Member, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

4.7 NON-EXCLUSIVITY. The provisions of this Article IV shall not be construed to limit the power of the Company to indemnify its Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article IV.

4.8 AMENDMENT. The provisions of this Article IV may be amended or repealed in accordance with Section 10.5; PROVIDED, HOWEVER, that no amendment or repeal of such provisions that adversely affects the rights of a Member under this Article IV with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to such Member without its consent.


                                   ARTICLE V.
                              CONFLICTS OF INTEREST

5.1 TRANSACTIONS WITH INTERESTED PERSONS. Unless entered into in bad faith, no contract or transaction between the Company and one or more of its Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Members have a financial interest or are directors, partners, managers or officers, shall be voidable solely for this reason or solely because such Member was present or participated in the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of such Member and as to the contract or transaction were disclosed or known to the other Members and the contract or transaction was authorized by the disinterested Members; or

(b) the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the disinterested Members;

and no Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

                                  ARTICLE VI.
                       CAPITAL ACCOUNTS AND CONTRIBUTIONS

6.1 CAPITAL ACCOUNTS.

(a) There shall be established on the books of the Company a separate capital account (a "Capital Account") for each Member.

(b) The Capital Account of each Member (regardless of the time or manner in which such Member's interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Code, and Treasury Regulation Section 1.704-1(b)(2)(iv). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee of such Member.

(d) Notwithstanding any other provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

6.2 CAPITAL CONTRIBUTIONS. The capital commitment of each Member shall be as set forth in Schedule A under the column marked "Capital Commitment." Each Member shall contribute 6.67% of the amount of its capital commitment to the Company immediately upon execution of this Agreement, and shall thereafter make contributions to the capital of the Company at such times and in such amounts as may be requested, if at all, upon reasonable notice by a majority in interest of the Members (each a "Capital Contribution"). No Member shall be required to make Capital Contributions to the Company in an aggregate amount in excess of his or her Capital Commitment; PROVIDED, HOWEVER, the Company may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets or for other purposes upon such terms and conditions as shall be approved by the Members, and any such borrowing from Members shall not be considered Capital Contributions or reflected in their Capital Accounts. The value of all non-cash Capital Contributions made by Members shall be set forth on SCHEDULE A hereto. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the Company except as specifically provided in this Agreement or approved by the Members. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Contribution.


                                  ARTICLE VII.
                        PROFITS, LOSSES AND DISTRIBUTIONS

7.1 PROFITS, LOSSES AND DISTRIBUTIONS.

(a) All profits and losses arising from the normal course of business operations or otherwise and all cash available for distribution from whatever source, commencing with the date of this Agreement, shall be allocated or distributed to the Members according to their respective Membership Interests.

(b) All profits and losses allocated to the Members shall be credited or charged, as the case may be, to their Capital Accounts. The terms "profits" and "losses" as used in this

         Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Company and computed in a manner consistent with Treasury Regulation
         Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as profits and losses for purposes of this Article VII, except as provided in Section 7.3(a).

7.2 DISTRIBUTIONS UPON DISSOLUTION.

(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Company, the remaining assets of the Company (or the proceeds of sales or other dispositions in liquidation of the Company assets, as may be determined by the remaining or surviving Member(s)) shall be distributed to the Members in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company taxable year. No Member shall be liable to the Company or any other Member for any negative balance in its Capital Account.

(b) With respect to assets distributed in kind to the Members in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Company immediately prior to the liquidation or other distribution event, and (ii) such profits and losses shall be allocated to the Members and credited or charged to their Capital Accounts, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 7.2(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing but subject to Section 7701(g) of the Code, and the Company's basis in such assets as determined under Treasury Regulation Section 1.704-1(b). This Section 7.2(b) is intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this
         Section 7.2(b) or elsewhere in this Agreement is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser or other method to be selected by the Members.

7.3 SPECIAL PROVISIONS. Notwithstanding the foregoing provisions in this Article
VII:

(a) Income, gain, loss and deduction with respect to Company property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-(b) and its basis computed for Federal income tax purposes shall be shared among Members so as to take account of the variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

(b) Section 704 of the Code and the Treasury Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference into this Agreement.

7.4 DISTRIBUTION OF ASSETS IN KIND. No Member shall have the right to require any distribution of any assets of the Company to be made in cash or in kind. If a majority in interest of the Members determine to distribute assets of the Company in kind, such assets shall be distributed on the basis of their fair market value as determined by a majority in interest of the Member. Any Member entitled to any interest in such assets shall, unless otherwise determined by a majority in interest of the Members, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed. Distributions in kind need not be made on a pro-rata basis but may be made on any basis which a majority in interest of the Members determine to be reasonable under the circumstances.


                                 ARTICLE VIII.
                             TRANSFERS OF INTERESTS

8.1 TRANSFER OF A MEMBER'S MEMBERSHIP INTEREST. The unanimous vote of the non-assigning Members shall be required for the assignment, pledge, mortgage, hypothecation, sale or other disposition or encumbrance of all or any part of any Member's interest in the Company (collectively, a "Transfer"), which consent may be withheld for any or no reason. The Members shall not cause or permit interests in the Company to become "traded on an established securities market" and shall withhold their consent to any Transfer that, to any Member's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a "secondary market (or the substantial equivalent thereof)," in each case within the meaning of Sections 7704 or 469(k) of the Code and any regulations promulgated thereunder that are in effect at the time of the proposed Transfer. Any Transfer of a Member's interest in the Company which requires a unanimous vote hereunder shall be made only upon receipt of a written opinion of counsel for the Company or of other counsel reasonably satisfactory to the Company (which opinion shall be obtained at the expense of the transferor) that such Transfer will not result in (a) the Company or the Members being subjected to any material additional regulatory requirements, (b) a violation of applicable law or this Agreement, (c) the Company being classified as an association taxable as a corporation or the Company otherwise being taxed as a corporation, or (d) any adverse tax consequences to any Member to the extent the Transfer results in the Company being deemed terminated pursuant to Section 708(b)(1)(B) of the Code. Except in accordance with the provisions of this Section 8.1, each of the Members agrees with all other Members that he or she will not make any Transfer of all or any part of his interest in the Company.

8.2 ADMISSION OF MEMBER; EFFECT OF TRANSFER.

(a) If the transferee of any Member is admitted as a Member or is already a Member, the Member transferring its Membership Interest shall be relieved of liability with respect to the transferred Membership Interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferor affirmatively assumes such liability; PROVIDED, HOWEVER, that the transferor shall not be relieved of any liability for prior distributions and unpaid Capital Contributions unless the transferee affirmatively assumes such liabilities.

(b) Any person who acquires in any manner a Membership Interest or any part thereof in the Company, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such Membership Interest to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such Membership Interest, including without limitation, the provisions hereof with respect to any subsequent transfer of such Membership Interest.


                                  ARTICLE IX.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

9.1 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a)      the written consent of the Members;

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c) The consolidation or merger of the Company in which it is not the resulting or surviving entity.

9.2 LIQUIDATION. Upon dissolution of the Company, the Members shall act as its liquidating trustees or the Members may appoint one or more Members as liquidating trustee. The liquidating trustees shall proceed diligently to liquidate the Company and wind up its affairs and shall dispose of the assets of the Company as provided in Section 7.2. Until final distribution, the liquidating trustees may continue to operate the business and properties of the Company with all of the power and authority of the Members. As promptly as possible after dissolution and again after final liquidation, the liquidating trustees shall cause an accounting by the accounting firm then serving the Company of the Company's assets, liabilities, operations and liquidating distributions to be given to the Members.

9.3 CERTIFICATE OF CANCELLATION. Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Members (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under the Act, cancel any other filings made pursuant to Sections 1.1 and 1.5 and take such other actions as may be necessary to terminate the existence of the Company.


                                   ARTICLE X.
                               GENERAL PROVISIONS

10.1 OFFSET. Whenever the Company is obligated to make a distribution or payment to any Member, any amounts that Member owes the Company may be deducted from said distribution or payment by the Members.

10.2 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, by commercial overnight courier, by facsimile or if delivered in hand to Members at their addresses on SCHEDULE A hereto, or such other address as a Member may specify by notice to the Company at the address of the principal office of the Company specified in Section 1.3. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.3 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement constitutes the entire agreement of the Members relating to the Company and supersedes all prior oral or written agreements or understandings with respect to the Company. This Agreement is binding on and inures to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

10.4 AMENDMENT OR MODIFICATION. Except as specifically provided herein, this Agreement may be amended or modified from time to time only by a written instrument signed by Members holding a majority of the Membership Interests.

10.5 GOVERNING LAW; SEVERABILITY. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

10.6 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

10.7 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.8 THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company or any of its Members, except for Members in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company or any Member.

10.9 INTERPRETATION. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth above.



                         AFG INVESTMENT TRUST A


                                By: AFG ASIT Corporation, its Managing Trustee


                                By: /s/ James A. Coyne
                                    -------------------------------------------
                                Name:  James A. Coyne
                                Title:  Senior Vice President


                         AFG INVESTMENT TRUST B


                                By: AFG ASIT Corporation, its Managing Trustee


                                By: /s/ James A. Coyne
                                    -------------------------------------------
                                Name:  James A. Coyne
                                Title:  Senior Vice President


                         AFG INVESTMENT TRUST C


                                By: AFG ASIT Corporation, its Managing Trustee


                                By: /s/ James A. Coyne
                                    -------------------------------------------
                                Name:  James A. Coyne
                                Title:  Senior Vice President


                         AFG INVESTMENT TRUST D


                                By: AFG ASIT Corporation, its Managing Trustee


                                By: /s/ James A. Coyne
                                    -------------------------------------------
                                Name:  James A. Coyne
                                Title:  Senior Vice President

                               MILPI HOLDINGS, LLC

                                   Schedule A

                                     MEMBERS


                                                                                INITIAL CAPITAL               MEMBERSHIP
NAME AND ADDRESS OF MEMBER                     CAPITAL COMMITMENT                 CONTRIBUTION                 INTEREST

AFG Investment Trust A                              $3,000,000                      $200,000                      10%
88 Broad Street, Sixth Floor
Boston, MA  02110

AFG Investment Trust B                              $6,000,000                      $400,000                      20%
88 Broad Street, Sixth Floor
Boston, MA  02110

AFG Investment Trust C                             $10,200,000                      $680,000                      34%
88 Broad Street, Sixth Floor
Boston, MA  02110

AFG Investment Trust D                             $10,800,000                      $720,000                      36%
88 Broad Street, Sixth Floor
Boston, MA  02110


TOTAL                                              $30,000,000                     $2,000,000                     100%